Exhibit 99.1

Investor Contact:	Jane W. McCahon, Vice President, Corporate Relations, TDS (312) 592-5379, jane.mccahon@teldta.com
Media Contact:	Karen C. Ehlers, Vice President, Public Relations, U.S. Cellular (773) 419-6877, karen.ehlers@uscellular.com

FOR RELEASE:  IMMEDIATE

U.S. CELLULAR APPOINTS MARY N. DILLON AS PRESIDENT AND CEO

CHICAGO – May 10, 2010 – United States Cellular Corporation [NYSE: USM] today announced that its board of directors has appointed Mary N. Dillon as president and chief executive officer (CEO), effective June 1. Dillon will replace retiring president and CEO John E. Rooney, and will join the U.S. Cellular board.

Dillon, 48, joins U.S. Cellular from McDonald’s Corporation, where she was global chief marketing officer and executive vice president, with responsibility for worldwide marketing efforts and global brand strategy. In this role, Dillon led initiatives to build and enhance the McDonald’s brand worldwide, and increase the quality and efficiency of marketing planning and execution. Prior to joining McDonald’s, Dillon was president of the Quaker Foods division of PepsiCo Corporation.

“Mary has the rich consumer marketing background and strong operational experience to lead U.S. Cellular to superior long-term growth and success,” said LeRoy T. Carlson, Jr., U.S. Cellular chairman and TDS president and CEO. “She has the strategic focus to leverage the strengths of U.S. Cellular’s customer-focused Dynamic Organization, drive customer loyalty, and improve profitability and shareholder value. Mary’s integrity and passion for the customer are an excellent fit for the company.”

“U.S. Cellular is positioned for a strong and healthy future,” said Dillon, “and I’m excited to build on the company’s relentless focus on customers. I look forward to working with the experienced senior management team and dedicated associates to elevate the U.S. Cellular brand and the customer experience. I share U.S. Cellular’s values, and am proud to have been selected to guide the company’s Dynamic Organization to achieve profitable growth over the long term.”

Dillon is on the board of Target Corporation, and holds a BS in marketing and Asian studies from the University of Illinois at Chicago.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support and a high-quality network to approximately 6.1 million customers in 26 states. The Chicago-based company employed 8,900 full-time equivalent associates as of March 31, 2010.   At the end of the quarter, Telephone and Data Systems, Inc. (TDS) owned 82 percent of U.S. Cellular.

Visit uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information, and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully manage and grow its markets; the economy; competition; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

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